Exhibit 32.1

Written Statement of the Chief Executive Officer and Chief Accounting Officer
Pursuant to 18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Report”) by Fund.com Inc. ("Registrant"), the undersigned hereby certifies that, to the best of his knowledge:

1.       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:   May 6, 2009

 /s/ Gregory Webster
Gregory Webster
Chief Executive Officer

 /s/ Michael Hlavsa
Michael Hlavsa
Chief Financial Officer
Principal Accounting Officer

 A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Fund.com , Inc. and will be retained by Fund.com, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.